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                           SEAGULL ENERGY CORPORATION



                                                                    EXHIBIT 23.4


                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS


         We hereby consent to the references to Netherland, Sewell & Associates, Inc. in the Annual Report on Form 10-K of Seagull Energy Corporation and Subsidiaries (the "Company") for the year ended December 31, 1998, and the incorporation by reference thereof into the Company's registration statements on Form S-8 (Nos. 2-72014, 2-80834, 33-14463, 33-43483, 33-50643, 33-50645,
33-64041, 333-13393 and 333-71375), Forms S-8 and S-3 (Nos. 2-93087 and
33-22475), Form S-3 (Nos. 33-53729, 33-65118, 33-64051 and 333-34841) and Form
S-4 (No. 333-68679)



                                    NETHERLAND, SEWELL & ASSOCIATES, INC.


                                    By:   /s/ Danny D, Simmons
                                        Danny D, Simmons
                                       Senior Vice President


Houston, Texas
February 10, 1999